IMPORTANT NOTICE REGARDING BLACKOUT PERIOD AND
RESTRICTIONS ON YOUR ABILITY TO TRADE HOMETRUST
BANCSHARES, INC. COMMON STOCK DURING THE BLACKOUT PERIOD

To:     All Directors and Executive Officers of HomeTrust Bancshares, Inc.

From:	Tony J. VunCannon, Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer, HomeTrust Bancshares, Inc.

Date:    August 15, 2019

On August 15, 2019, HomeTrust Bancshares, Inc. (the “Company” or “HomeTrust”) received a notice required by Section 101(i)(2)(e) of the Employee Retirement Income Security Act of 1974, as amended, from the administrator of the HomeTrust Bank KSOP Plan (the “Plan”) regarding an anticipated blackout period for participants in the Plan that is expected to begin on September 15, 2019 and end on September 30, 2019.

Effective August 1, 2019, the Plan was amended and restated to, among other things, change the Plan year to the calendar year beginning January 1, 2020, which requires a new retirement plan contract with the Plan’s recordkeeping vendor, Principal Financial (“Principal”). The blackout period is necessitated by these recent changes and in order to get the new contract into place with Principal.

During the blackout period, Plan participants will be unable to direct or diversify investments in their individual Plan accounts (including with respect to HomeTrust common stock), obtain loans from the Plan or obtain distributions or withdrawals from the Plan. As a director or executive officer of the Company, this blackout directly impacts your ability to transact in HomeTrust common stock (including any derivative securities such as stock options), regardless of whether you participate in the Plan or invest in HomeTrust common stock under the Plan.

In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 101 of Regulation BTR as promulgated by the Securities and Exchange Commission, you as a director or executive officer of the Company are prohibited during the blackout period from directly or indirectly purchasing, selling or otherwise acquiring or transferring any equity security of the Company (including any derivative security such as a stock option) acquired in connection with your service or employment as a director or executive officer. Transactions covered by this trading prohibition are not limited to those involving your direct ownership, but include any transaction in which you may have a pecuniary interest (e.g., transactions by members of your immediate family who share your household, as well as by certain entities in which you may have financial involvement).

Certain transactions are exempt from these trading prohibitions (such as bona fide gifts, transfers by will or laws of descent and distribution, transactions involving equity securities of the Company that you are able to demonstrate were not acquired in connection with your service or employment as a director or executive officer and transactions pursuant to a plan that satisfies the affirmative defense conditions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that you did not enter into or modify such Rule 10b5-1 plan during the blackout period or while aware of the actual or approximate beginning or ending dates of the blackout period). However, those exemptions are limited. If you hold both covered and non-covered securities, any sale or other transfer of securities by you during the blackout period will be treated as a transaction involving covered securities, unless you can identify the source of the transferred securities and demonstrate that you use the same identification for any purpose related to the transaction (such as tax reporting and any applicable disclosure and reporting requirements).

We are required to provide you with this notice in order to comply with federal securities laws. If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties.

Key Dates for Prohibition from Trading in HomeTrust Common Stock:

The blackout period is expected to commence on September 15, 2019 and end on September 30, 2019. You will be notified in the unlikely event there is a change in the beginning or ending dates of the blackout period.

Please contact Tony J. VunCannon, Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer, at 10 Woodfin Street, Asheville, North Carolina 28801, or by telephone at (828) 259-3939 with any questions regarding this notice.